1 1 First Quarter Fiscal 2024 Results M a r i o L o n g h i Interim President and CEO, UGI Corporation S e a n O ’ B r i e n Chief Financial Officer, UGI Corporation Ro b e r t F. B e a rd Chief Operations Officer, UGI Corporation 1

2 2 About This Presentation This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; cost volatility and availability of energy products, including propane and other LPG, natural gas, and electricity, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; the inability to timely recover costs through utility rate proceedings; increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; competitive pressures from the same and alternative energy sources; failure to acquire new customers or retain current customers, thereby reducing or limiting any increase in revenues; liability for environmental claims; customer, counterparty, supplier, or vendor defaults; liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; transmission or distribution system service interruptions; political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the conflict in the Middle East, the European energy crisis, and foreign currency exchange rate fluctuations (particularly the euro); credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; changes in commodity market prices resulting in significantly higher cash collateral requirements; impacts of our indebtedness and the restrictive covenants in our debt agreements; reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; changes in Marcellus and Utica Shale gas production; the success of our strategic initiatives and investments intended to advance our business strategy; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to attract, develop, retain and engage key employees; uncertainties related to global pandemics; the impact of a material impairment of our assets; the impact of proposed or future tax legislation; the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; our ability to protect our intellectual property; our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations; and our ability to control operating costs and realize cost savings.

3 3 UGI Supplemental Footnotes Management uses “adjusted net income attributable to UGI Corporation”, “adjusted diluted earnings per share (“EPS”)” and “UGI Corporation Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)”, all of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The tables in the Appendix reconcile adjusted diluted earnings per share (EPS), adjusted net income attributable to UGI Corporation and UGI Corporation Adjusted EBITDA to their nearest GAAP measures.

4 The Journey Ahead ➢ Renewed focus on execution to better position UGI for the long-term ➢ Effectively operate the core businesses and provide operational clarity to create stability and improved financial performance ➢ Implement actions to drive sustainable operational efficiencies and achieve permanent cost reduction ➢ Execute prudent actions to strengthen the balance sheet, improve our credit metrics and create more financial flexibility ➢ Allocate capital to businesses with proven and attractive returns ➢ Drive a customer-focused, high-performing and integrated organizational culture

Q1 FY24 Highlights

UGI CORPORATION

Adjusted Diluted EPS[1]



$1.14
$1.20
Q1 FY23
Q1 FY24

Reportable Segments EBIT[2,4]



$411
$425
Q1 FY23
Q1 FY24

- Q1 FY24 GAAP diluted EPS of $0.44 vs. ($4.54) in Q1 FY23
- Year-over-year growth in EBIT from our reportable segments largely due to
  - Increased total margin at UGI International which partially offset the effect of lower volumes at AmeriGas Propane
  - Continued strong performance from our natural gas businesses despite warmer weather
- Other key highlights
  - Deployed $133 million of capital, with $82 million (62%) at the Utilities
  - Added 3,500+ residential and commercial heating customers at the Utilities
  - At Mountaineer Gas Company, received regulatory approval for:
    - ~$14 million increase in gas base effective January 1, 2024
    - 5-year pilot for weather normalization beginning on October 1, 2024
  - Exited substantially all of the non-core European energy marketing business
    - Completed the sale of select portfolios in France and Netherlands in Q1 FY24
  - Available liquidity[3] of $1.5 billion as of December 31, 2023

1. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation. 2. EBIT is defined as Earnings before interest expense and income taxes. 3. Liquidity is defined as cash and cash equivalents, and available borrowing capacity on our revolving credit facilities. 4. Excludes Corporate & Other.

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6 Q1 FY24 Results Recap Q1 FY24 GAAP diluted EPS of $0.44 vs. ($4.54) in Q1 FY23 Q1 FY24 Adjusted Diluted EPS – Comparison with Q1 FY23 Key Drivers Natural Gas businesses • Warmer than prior year weather • Higher gas and electric base rates • Weather normalization adjustment • Lower tax expense Corporate & Other • Interest expense • Income taxes Global LPG businesses • Warmer than prior year weather (US) • Higher total margins from the European LPG and non-core energy marketing business • Lower domestic LPG volumes $1.14 $1.20

Q1 FY24 Segment Results Recap – Natural Gas

UGI CORPORATION

Q1 FY24 EBIT - Comparison with Q1 FY23

($ in million)

Utilities



$128
$9
$3
($4)
($1)
$135
Q1 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q1 FY24 EBIT

Midstream & Marketing



$107
$0
($2)
($1)
($2)
$102
Q1 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q1 FY24 EBIT

Key Drivers (Utilities)

- ▲ Total margin growth due to increased gas base rates (effective October 1, 2023) and higher benefits from DSIC and IREP
- ▲ Weather normalization adjustment (effective November 1, 2022) partially offset the effect of warmer weather
- ▲ Lower OPEX reflects lower contract labor costs and maintenance expenses
- ▼ Higher depreciation expense reflects the effects of continued distribution system capital expenditure activity

Weather

Vs. Normal	Vs. PY
11.0% (Warmer)	11.2% (Warmer)

Key Drivers (Midstream & Marketing)

- ▲ Total margin include higher margins from natural gas marketing activities, including the effects of peaking and capacity management activities, largely offset by lower margins from renewable energy
- ▼ Higher OPEX largely due to the recovery of an uncollectible account in the prior year

Weather

Vs. Normal	Vs. PY
9.4% (Warmer)	10.5% (Warmer)

Increase | Decrease

Colder | Warmer

Total margin represents total revenue less total cost of sales. In the case of Utilities, the total margin is also reduced by certain revenue-related taxes. OPEX stands for Operating & Administrative Expenses, and D&A stands for Depreciation and Amortization. DSIC stands for Distribution System Improvement Charge and IREP strands for Infrastructure Replacement and Expansion Program.

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Q1 FY24 Segment Results Recap – Global LPG

UGI CORPORATION

Q1 FY24 EBIT - Comparison with Q1 FY23

($ in million)

UGI International



$66
$64
($4)
($2)
($7)
$117
Q1 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q1 FY24 EBIT

AmeriGas Propane



$110
($34)
($8)
$0
$3
$71
Q1 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q1 FY24 EBIT

Key Drivers (UGI International)

- ▲ Total retail gallons increased 4% largely attributable to increased customer conversion and weather that was slightly colder than Q1 FY23
- ▲ Total margin growth due to improved results from the non-core energy marketing business, higher volumes, higher LPG unit margin and and the translation effects of the stronger foreign currencies (~$15 million)
- ▼ Lower foreign currency transaction gains ($4 million)

Weather

Vs. Normal	Vs. PY
12.0% (Warmer)	1.5% (Colder)

Key Drivers (AmeriGas Propane)

- ▼ Total retail gallons sold decreased 13% primarily due to warmer weather and continuing customer attrition
- ▼ Higher OPEX largely reflects the higher salaries and benefits expenses due to increased investment in the business, and higher vehicle expenses, partially offset by lower advertising expenses
- ▲ Other income largely due to gain on asset sale

Weather

Vs. Normal	Vs. PY
6.4% (Warmer)	12.0% (Warmer)

Increase Decrease

Colder Warmer

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9 $0.3 $0.3 $0.3 $0.2 $0.2 $0.9 $1.6 $1.5 $1.4 $1.3 $1.2 $1.9 $1.8 $1.6 $1.5 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Cash and cash equivalents Available Credit Facilities Liquidity and Balance Sheet Update • As of December 31, 2023 o $1.5 billion in available liquidity, comprising cash and cash equivalents and available borrowing capacity on revolving credit facilities o UGI and its subsidiaries were in compliance with all debt covenant requirements, after consideration of the equity cure provision at AmeriGas • On January 31st, our Board of Directors declared a quarterly dividend of $0.375 per share 1.. As of December 31, 2023. Long-term debts with maturities of less than $10 million in a particular year have not been represented in the chart. 2. Long-term debt with maturities between FY29 and FY52. UGI Corporation Long-Term Debt Maturities ($ in million)1Available Liquidity ($ in billion) $700 $675 $525 $500 $331 $443 $792 $281 $70 $40 $1,480 $38 $912 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2024 2025 2026 2027 2028 2029 - 52 AmeriGas Propane UGI International Midstream & Marketing Utilities UGI Corporation 2

10 Focused on strong execution to better position the company for the long-term

11 11 Appendix

12 12 Utilities 34% Midstream & Marketing 29% UGI International 26% AmeriGas Propane 11% A Diversified Energy Provider UGI Corporation is a distributor and marketer of energy products and services, including natural gas, LPG, electricity and renewable energy solutions 141 years of providing energy 18 countries 10,000+ employees1 4 diversified businesses 2.6+ million customers1 1. As of September 30, 2023. 2. Excludes Corporate & other. Adjusted Net Income is a non-GAAP measure. See Appendix for reconciliation. FY23 Adjusted Net Income2 G lo ba lL PG , 3 7% N atural G as,63% Core Values Safety Respect Integrity Sustainability Excellence Reliability 139 years of paying dividends

Our Natural Gas Businesses

UGI CORPORATION

Utilities Segment

UGI Energy to do more

Mountaineer Gas Company



PA-Electric
PA-Gas
WV-Gas

- ~$4 billion rate base
- 2nd largest regulated gas utility in Pennsylvania (PA)[1] and largest regulated gas utility in West Virginia (WV)[1]
- Weather normalization at the PA Gas Utility; promotes earnings stability
- Authorized gas ROEs of 10.15% (DSIC) in PA and 9.75% (IREP) in WV
- First utility in Pennsylvania to receive approval from PUC to purchase RNG on behalf of customers
- Expected rate base growth of ~9% (FY23 – 27)[2]
- FY23 Volume: ~375 bcf

Midstream & Marketing Segment

UGI Energy Services



Storage
Union Dale
Marshlands
Auburn
Manning
Pennant
UGI Moraine East
Texas Creek
Pine Run
Ponderosa
Mt. Bethel
Big Pine
Sunbury
Bethlehem
E. Washington
Reading
Steelton
Gibraltar
Majorsville
Gas Processing
Power Plant
LNG Peaking Facility
Storage

Legacy Assets | Appalachia Assets | LNG assets

- Full suite of midstream services and gas marketing on 47 gas utility systems and 20 electric utility systems
  - LNG Peaking
  - Pipeline and Gathering Capacity (~4,600,000 Dth/day)
  - Underground Natural Gas Storage (15,000,000 Dth)
  - Gathering services
- Significant strategic assets in the Marcellus Shale / Utica production area
- 86% fee-based income, including minimum volume commitments and take or pay arrangements
- FY23 Volume: ~295 bcf

The information on this slide is as of September 30, 2023. 1. Based on total customers. 2. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented.

13

Our Global LPG Businesses

UGI CORPORATION

UGI International Segment

UGI INTERNATIONAL



- LPG distribution in 17 countries in Europe through 6 well-known brands
  - Largest LPG distributor[1] in France, Austria, Belgium, Denmark and Luxembourg; among leading distributors[1] in Norway, Poland, the Czech Republic, Slovakia, the Netherlands, Sweden and Switzerland
- Strategically located supply assets; ownership interests in 10 primary storage facilities and 80+ secondary storage facilities
- Exiting non-core energy marketing business
- FY23 Volume: ~900 million gallons

AmeriGas Propane Segment

AmeriGas
America's Propane Company



- Largest retail LPG distributor in the US[1] with broad geographic footprint serving all 50 states
- Serving ~1.2 million customers through ~1,380 retail distribution locations
- Significant supply and transportation network across the nation
- Strong track record of attractive unit margins despite fluctuating commodity price environments
- FY23 Volume: ~940 million gallons

The information on this slide is as of September 30, 2023. 1. Based on the volume of propane gallons distributed annually.

14

Our Strategic and Financial Priorities

UGI CORPORATION

Focused on effectively operating our business portfolio to deliver reliable earnings growth, achieve sustainable cost savings, and strengthen the balance sheet while pursuing a strategic review focused on the LPG business

1 Cost Reduction and Optimization Actions

- ✓ Initiated actions to achieve operational efficiencies and targeted cost savings
- ⚙ Achieve ~$70 - $100M of cost savings by FY25

2 Strengthen the Balance Sheet

- ✓ Revised capital allocation outlook and priorities to achieve and sustain optimal capital structure
- ⚙ Execute on our strategy to enhance liquidity and reduce leverage at AmeriGas Propane and UGI Corporation

3 Strategic Review of the LPG Businesses

- ⚙ Review of strategic alternatives, with a focus on AmeriGas Propane
- Exit the non-core European energy marketing business
  - ✓ UK, Belgium and substantially all of France and the Netherlands
  - ⚙ Remaining ~5,500 locations – France and the Netherlands[1]

4 Continued Growth of the Natural Gas businesses

- ✓ Continue investing in our Utility infrastructure to promote safety and reliability while balancing customer affordability
- ✓ Leverage the strategic midstream assets to continue driving earnings and cash flow stability

1. On track to exit the remaining portions of the non-core European energy marketing business by the end of CY25.

✓ Completed ⚙ Underway

15

Capital Allocation Outlook and Priorities

UGI CORPORATION

Capital Allocation – By Category ($ in million)

	FY23	FY24E[2]
Cash Returned to Shareholders	$330	$330 - $335
Capital Expenditure[3]	~$1,100	~$960



~$1,100
~$960
45%
Regulated Utilities (Growth) Capital
45%
18%
Growth Capital4
18%
20%
Maintenance Capital
21%
17%
Renewables
16%

~80% of FY24 capital expenditure and investments allocated to Natural Gas and Renewables

1 Dividend Payment and Shareholder Return

- 4% long-term dividend growth target
- Maintain an attractive dividend payout ratio for our business mix
- Consider share repurchase as leverage decreases

2 Balance Sheet Improvement

- Prioritize consolidated reduction in leverage ratio[1] to achieve range of 3.25x – 3.75x[2]
- Further strengthen consolidated liquidity

3 Capital Investments at the Utilities

- Growth and regulatory capital investments in the regulated utilities businesses, which attract a strong return on equity
- Anticipate investing $2B+ between FY24 – FY27[2]

4 Investments in Strategic Growth Opportunities

- Support organic growth in the natural gas businesses through disciplined capital investment while maintaining a healthy balance sheet
- Execute committed projects to develop renewable energy solutions that achieve return criteria

1. Total debt over Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. 2. The information on this slide is as of November 17, 2023. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented. 3. Includes acquisitions of business and assets, and other equity investments. 4. Includes growth capital expenditure related to our Midstream & Marketing, UGI International and AmeriGas Propane segments.

16

Q1 FY24 Adjusted Diluted Earnings per Share

UGI CORPORATION

	Q1 FY24	Q1 FY23
Utilities	0.40	0.38
Midstream & Marketing	0.43	0.35
UGI International	0.39	0.21
AmeriGas Propane	$0.07	$0.23
Corporate & Other (a)	(0.85)	(5.71)
Loss per share – diluted (b)	**0.44**	**(4.54)**
Net losses on commodity derivative instruments not associated with current-period transactions	0.37	4.73
Unrealized losses on foreign currency derivative instruments	0.06	0.14
AmeriGas operations enhancement for growth project	0.02	0.02
Restructuring costs	0.01	-
Costs associated with exit of UGI International energy marketing business	0.30	0.79
Total adjustments (a)	**0.76**	**5.68**
Adjusted earnings per share – diluted (b)	**$1.20**	**$1.14**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. (b) The loss per share for Q1 FY23 and Q1 FY22 was determined excluding the dilutive share of 6.43 million and 6.49 million, respectively, as the impact of such shares would have been antidilutive. Adjusted earnings per share was determined based upon fully dilutive shares of 216.37 million and 216.16 million, respectively.

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Q1 FY24 Adjusted Net Income

UGI CORPORATION

($ in Million)	Q1 FY24	Q1 FY23
Utilities	$86	81
Midstream & Marketing	92	77
UGI International	83	45
AmeriGas Propane	16	$49
Corporate & Other (a)	(183)	(1,206)
Net loss attributable to UGI Corporation	**94**	**(954)**
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $(18) and $(363), respectively)	77	999
Unrealized losses on foreign currency derivative instruments (net of tax of $(6) and $(11), respectively)	14	29
Business transformation expenses (net of tax of $0 and $(1), respectively)	-	1
AmeriGas operations enhancement for growth project (net of tax of $(2) and $(2), respectively)	5	5
Restructuring costs (net of tax of $(1) and $0, respectively)	3	-
Costs associated with exit of UGI International energy marketing business (net of tax of $(13) and $(68), respectively)	65	166
Total adjustments (a) (b)	**164**	**1,200**
Adjusted net income attributable to UGI Corporation	**$258**	**$246**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources.

(b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

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FY23 Adjusted Net Income

UGI CORPORATION

(Dollars in Millions)	FY23	FY22
Utilities	$219	$206
Midstream & Marketing	193	163
UGI International	172	175
AmeriGas Propane	71	112
Corporate & Other (a)	(2,157)	417
Net income attributable to UGI Corporation	(1,502)	1,073
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $(419) and $140, respectively)	1,225	(458)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(11) and $14, respectively)	27	(36)
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $4 and $0, respectively)	660	—
Loss on extinguishments of debt (net of tax of $(2) and $(3), respectively)	7	8
Acquisition and integration expenses associated with the Mountaineer Acquisition (net of tax of $0 and $(1), respectively)	—	1
Business transformation expenses (net of tax of $(3) and $(2), respectively)	7	7
AmeriGas operations enhancement for growth project (net of tax of $(6) and $(2), respectively)	18	3
Impairments of certain equity method investments (net of tax of $0 and $(13), respectively)	—	22
Restructuring costs (net of tax of $0 and $(8), respectively)	—	21
Costs associated with exit of the UGI International energy marketing business (net of tax of $(67) and $(1), respectively)	181	4
Net gain on sale of UGI headquarters building (net of tax of $4 and $0, respectively)	(10)	—
Impact of change in tax law	—	(19)
Total adjustments (a) (b)	**2,115**	**(447)**
Adjusted net income attributable to UGI Corporation	**$613**	**$626**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources.

(b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

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Non-GAAP Reconciliation: UGI Corporation Adjusted EBITDA and Leverage ($ in millions)

UGI CORPORATION

	Year Ended September 30,					Quarter Ended December 31,		
	2021	2022	2023	LTM Dec'22	LTM Dec'23	2021	2022	2023
Net income including noncontrolling interests	**$1,467**	**$1,074**	**($1,502)**	**$216**	**($454)**	**($96)**	**($954)**	**$94**
Income taxes	522	313	(335)	(10)	60	(46)	(369)	26
Interest expense	310	329	379	340	387	81	92	100
Depreciation and amortization	502	518	532	520	538	129	131	137
EBITDA	2,801	2,234	(926)	1,066	531	68	(1,100)	357
Unrealized losses (gains) on commodity derivative instruments	(1,390)	(598)	1,644	361	377	403	1,362	95
Unrealized (gains) losses on foreign currency derivative instruments	(8)	(50)	38	(4)	18	(6)	40	20
Loss on extinguishments of debt	-	11	9	-	9	11	-	-
Acquisition and integration expenses associated with the CMG Acquisition	1	-	-	-	-		-	-
Acquisition and integration expenses associated with the Mountaineer Acquisition	14	2	-	1	-	1	-	-
Business transformation expenses	101	9	10	9	8	2	2	-
Impairments of certain equity method investments	93	35	-	35	-	-	-	-
Impairment of customer relationship intangible	20	-	-	-	-	-	-	-
Restructuring costs	-	29	-	29	4	-	-	4
Loss associated with impairment of AmeriGas Propane goodwill	-	-	656	-	656	-	-	-
Costs associated with exit of the UGI International energy marketing business	-	5	248	239	92	-	234	78
Net gain on sale of UGI headquarters building	-	-	(14)	-	(14)	-	-	-
AmeriGas operations enhancement for growth project	-	5	24	12	24	-	7	7
Adjusted EBITDA	$1,632	$1,682	$1,689	$1,748	$1,705	$479	$545	$561
Total Debt	$6,816	$7,000	$7,249	$7,716	$7,380			

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21 21 Q1 FY24 Segment Reconciliation (GAAP) ($ in Million) 1. For US GAAP purposes, certain revenue-related taxes within our Utilities segment are included in “Operating and administrative expenses” above. Such costs reduce margin for Management’s Results of Operations reported in our periodic filings. 1 1 Total Uti l i ties Midstream & Marketing UGI International AmeriGas Propane Corp & Other Revenues $2,121 $493 $394 $725 $629 ($120) Cost of sales (1,202) (221) (239) (446) (283) (13) Total margin 919 272 155 279 346 (133) Operating and administrative expenses (530) (95) (31) (147) (243) (14) Depreciation and amortization (137) (41) (22) (30) (44) - Loss on disposal of UGI International energy marketing business (28) - - - - (28) Other operating income (expense), net 8 (2) (3) 11 12 (10) Operating income (loss) 232 134 99 113 71 (185) Income (loss) from equity investees 1 - 3 (2) - - Other non-operating (expense) income, net (13) 1 - 6 - (20) Earnings (loss) before income taxes and interest expense 220 135 102 117 71 (205) Interest expense (100) (23) (11) (11) (41) (14) Income (loss) before income taxes 120 112 91 106 30 (219) Income tax (expense) benefit (26) (26) 1 (23) (14) 36 Net income (loss) income attr ibutable to UGI Corporation $94 $86 $92 $83 $16 $(183)

22 22 Investor Relations: Tameka Morris 610-456-6297 morrista@ugicorp.com Arnab Mukherjee 610-768-7498 mukherjeea@ugicorp.com